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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 21, 2017
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 NW Point Boulevard Elk Grove Village, IL (Address of principal executive offices)	60007 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
o Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
o Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Emerging growth company o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2017, Atlas Financial Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) as described below, with Sandler O’Neill & Partners, L.P., as representative of the several underwriters listed in Schedule I thereto (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) of $25,000,000 aggregate principal amount of 6.625% Senior Unsecured Notes due 2022 (the “Notes”) by the Company at a price to the public of 100% of the aggregate principal amount of the Notes. On April 26, 2017, the Company consummated the Offering, which was made pursuant to (i) the Company's shelf registration statement on Form S-3 (File No. 333-195495) (the “Registration Statement”), (ii) a preliminary prospectus supplement relating to the Offering, dated as of April 19, 2017, and (iii) a final prospectus supplement related to the Offering, dated as of April 21, 2017.

The Company intends to use the net proceeds of the offering, together with cash on hand, for the repayment of $19.4 million in outstanding indebtedness under its secured credit facility (which will then be terminated), repurchases of common stock, supporting organic growth, and potential acquisitions, as well as for general corporate purposes.

Underwriting Agreement

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any such liabilities. The description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of the Notes are governed by an indenture, dated as of April 26, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture thereto, dated as of April 26, 2017 (the “Supplemental Indenture”), between the Company and the Trustee.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

On April 21, 2017, the Company issued a press release relating to the pricing of the Notes and on April 26, 2017, the Company issued a press release relating to the closing of the Offering. The foregoing descriptions of such press releases are qualified in their entirety by reference to Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 21, 2017, by and between Atlas Financial Holdings, Inc. and Sandler O'Neill & Partners, L.P.
4.1	Indenture, dated as of April 26, 2017, between Atlas Financial Holdings, Inc. and Wilmington Trust, National Association, as trustee
4.2	First Supplemental Indenture, dated as of April 26, 2017, between Atlas Financial Holdings, Inc. and Wilmington Trust, National Association, as trustee
4.3	Form of Note representing $25,000,000 aggregate principal amount of 6.625% Senior Unsecured Notes due 2022
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of DLA Piper LLP (US)
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.2)
99.1	Press release related to pricing, dated April 21, 2017, issued by Atlas Financial Holdings, Inc.
99.2	Press release relating to closing, dated April 26, 2017, issued by Atlas Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: April 27, 2017    By:    /s/ Paul Romano
Name:    Paul Romano
Title: Vice President and Chief Financial Officer